Exhibit 16.1

January 29, 2026
Securities and Exchange Commission 100 F Street N.E. Washington, D.C. 20549 Dear Sirs/Madams:

	RE:	Hypha Labs, Inc.

Members of: WSCPA AICPA 802 N Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 mail@fruci.com www.fruci.com

We have read Item 4.01 of Hypha Labs, Inc.’s Form 8-K dated January 27, 2026, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

Fruci & Associates II, PLLC

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